Exhibit 4.40

-Confidential-

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[*****] indicates the redacted confidential portions of this exhibit.

2nd AMENDMENT TO DISTRIBUTION AGREEMENT

This 2nd amendment (the “Amendment”) to the Distribution Agreement dated May 20, 2020 (the “Agreement”), by and between Kamada Ltd., a company organized under the laws of the State of Israel, with its principal office in 2 Holzman Street, Weizmann Science Park, Rehovot 7670402, Israel (“Supplier”), and TUTEUR S.A.C.I.F.I.A., with its principal office at Av. Juan de Garay 848, 1153 Buenos Aires, Argentina (the “Distributor”), is entered into as of [***] (the “Effective Date”).

RECITALS

WHEREAS,	Annex A of the Agreement contains the agreement between Supplier and Distributor regarding the Minimum Supply Price and Transfer Price; and

WHEREAS,	the Parties wish to amend the Minimum Supply Price and Transfer Price of ANTI D IM 2ml in the territory of Argentina and Paraguay as set forth in Annex A;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions set forth herein, Supplier and the Distributor hereby agree to amend the Agreement as follows:

1.	Unless otherwise specified, all terms written in capital letters in this Amendment shall have the same meaning as previously defined in the Agreement.

2.	The Minimum Supply Price of ANTI D IM 2ml for the territory of Argentina and Paraguay, as set forth in Appendix A of the Agreement, shall be amended to [*****] per 2ml.

3.	The Transfer Price of ANTI D IM 2ml for the territory of Argentina and Paraguay, as set forth in Appendix A of the Agreement, shall be amended as follows:

In the event that the Net Price as sold by Distributor in Argentina and Paraguay for ANTI D IM 2ml is [*****] or above, the Transfer Price shall be divided, with [*****] going to Supplier and [*****] going to Distributor.

4.	All provisions of the Agreement that are not expressly amended by the terms of this Amendment shall remain in full force and effect without modification.

Amendment to Distribution Agreement

-Confidential-

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective, duly authorized, officers, as of the day and year first above written.

KAMADA LTD.	TUTEUR S.A.C.I.F.I.A

By: Mr. Amir London, CEO	By: [*****]
Title: [*****]

By: Mr. Chaime Orlev, CFO

Amendment to Distribution Agreement